UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2014

Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

NEVADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Park Avenue Thunder Bay Ontario, Canada		P7B 1B9
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 27, 2014, Minera Polymet Limitada (“Polymet”)., a Chilean subsidiary of Red Metal Resources Ltd. (the “Company”), entered into  a Memorandum of Understanding (“MOU”)  with David Marcus Mitchell (the “Vendor”).

The MOU will serve to confirm Polymet’s intention to acquire option to earn 100% interest in two mining concessions contiguous to Polymet’s Farellon Property and declaring the Vendor’s interest in granting such option and subsequently transferring the mining concessions. For a detailed list of the concessions please refer to the MOU filed as an attachment to this Form 8-K.

Polymet may acquire 100% of the mining concessions by paying a total of US$300,000 in a mixture of shares of Red Metal Resources Ltd. and cash over four years. The stock price shall be determined based on the 30 day trading average price. The vendor will retain a 1.5% NSR on the two claims and Polymet will have the right to purchase 100% of the NSR for a one-time payment of US$1,500,000 any time after acquiring 100% of the property.

The payment schedule for the option agreement is as follows:

Payment of Price US$
Upon execution of Option Agreement (“Execution date”)	50,000
12 months after Execution date	50,000
24 months after Execution date	50,000
36 months after Execution date	50,000
48 months after Execution date	100,000
Total	300,000

All of the above payments shall be made only if Polymet wishes to keep the Option Agreement in force and finally to exercise the option to purchase.

The foregoing description of the Memorandum of Understanding does not purport to be complete and is qualified in its entirety by reference to the complete text of the MOU attached as Exhibit 10.1 hereto.  A copy of the Company’s news release regarding the Memorandum of Understanding is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Memorandum of Understanding between Minera Polymet Limitada and David Marcus Mitchell
99.1	News Release dated May 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: June 3, 2014	By: /s/ Caitlin Jeffs

Name: Caitlin Jeffs
Title: Chief Executive Officer and President

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